Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-277388) of BBB Foods Inc. of our report dated April 29, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers, S.C.
Mexico City, Mexico
April 29, 2025